UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

1941 Stryker Way Portage, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Euro Notes Offering

On September 11, 2024, Stryker Corporation (the “Company”) completed a public offering (the “Euro Offering”) of €800,000,000 aggregate principal amount of its 3.375% Notes due 2032 (the “2032 Notes”) and €600,000,000 aggregate principal amount of its 3.625% Notes due 2036 (the “2036 Notes” and, together with the 2032 Notes, the “Euro Notes”).

The Euro Notes were sold pursuant to an Underwriting Agreement, dated September 4, 2024 (the “Euro Underwriting Agreement”), between the Company and Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Barclays Bank PLC, BNP Paribas and Merrill Lynch International, as representatives of the underwriters. The Euro Offering was made pursuant to the Company’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-275853) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 1, 2023, and supplemented by the Prospectus Supplement dated September 4, 2024 relating to the Euro Notes.

The Euro Notes were issued under an Indenture, dated January 15, 2010 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank, National Association, as trustee (the “Trustee”), as supplemented by the Twenty-Eighth Supplemental Indenture, dated as of September 11, 2024, and the Twenty-Ninth Supplemental Indenture, dated as of September 11, 2024, each between the Company and the Trustee (collectively, the “Euro Supplemental Indentures” and, the Base Indenture as so supplemented, the “Euro Indenture”).

The 2032 Notes will bear interest at a rate of 3.375% per year and the 2036 Notes will bear interest at a rate of 3.625% per year. Interest on the Euro Notes is payable on September 11 of each year, commencing on September 11, 2025. The 2032 Notes will mature on September 11, 2032 and the 2036 Notes will mature on September 11, 2036.

The Company may redeem the Euro Notes at its option, in whole, but not in part, for cash, at any time prior to their maturity at a price equal to 100% of the outstanding principal amount of the Euro Notes, plus accrued and unpaid interest to, but not including, the redemption date, if certain tax events occur that would obligate the Company to pay additional amounts as described in the Indenture. In addition, prior to June 11, 2032, the Company may redeem the 2032 Notes, and prior to June 11, 2036, the Company may redeem the 2036 Notes, at the Company’s option for cash, any time in whole or from time to time in part, at a redemption price that includes accrued and unpaid interest and the applicable make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemption of the 2032 Notes on or after June 11, 2032 or of the 2036 Notes on or after June 11, 2036.

The Company expects to receive net proceeds of approximately €1,383 million (or $1,529 million based on an exchange rate of €1 to $1.1060 on August 30, 2024, as published by the U.S. Federal Reserve Board), after deducting the underwriting discount and the Company’s estimated expenses related to the Euro Offering.

The Company may issue additional debt from time to time pursuant to the Euro Indenture. The Euro Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Euro Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Euro Notes at a price equal to 101% of the principal amount of the Euro Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the Euro Underwriting Agreement, the Base Indenture and the Euro Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.

USD Notes Offering

On September 11, 2024, the Company also completed a public offering (the “USD Offering”) of $750,000,000 aggregate principal amount of its 4.250% Notes due 2029 (the “2029 Notes”) and $750,000,000 aggregate principal amount of its 4.625% Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes, the “USD Notes”).

The USD Notes were sold pursuant to an Underwriting Agreement, dated September 4, 2024 (the “USD Underwriting Agreement”), between the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters. The USD Offering was made pursuant to the Company’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-275853) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 1, 2023, and supplemented by the Prospectus Supplement dated September 4, 2024 relating to the USD Notes.

The USD Notes were issued under the Base Indenture, as supplemented by the Thirtieth Supplemental Indenture, dated as of September 11, 2024, and the Thirty-First Supplemental Indenture, dated as of September 11, 2024, each between the Company and the Trustee (collectively, the “USD Supplemental Indentures” and, the Base Indenture as so supplemented, the “USD Indenture”).

The 2029 Notes will bear interest at a rate of 4.250% per year and the 2034 Notes will bear interest at a rate of 4.625% per year. Interest on the USD Notes is payable on each March 11 and September 11, commencing on March 11, 2025. The 2029 Notes will mature on September 11, 2029 and the 2034 Notes will mature on September 11, 2034.

Prior to August 11, 2029, the Company may redeem the 2029 Notes and, prior to June 11, 2034, the Company may redeem the 2034 Notes, at the Company’s option for cash, any time in whole or from time to time in part, at a redemption price that includes accrued and unpaid interest and the applicable make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemption of the 2029 Notes on or after August 11, 2029 or of the 2034 Notes on or after June 11, 2034.

The Company expects to receive net proceeds of approximately $1,482 million, after deducting the underwriting discount and the Company’s estimated expenses related to the USD Offering.

The Company may issue additional debt from time to time pursuant to the USD Indenture. The USD Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the USD Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the USD Notes at a price equal to 101% of the principal amount of the USD Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the USD Underwriting Agreement, the Base Indenture and the USD Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.2, 4.1, 4.4 and 4.5 hereto, respectively, and incorporated herein by reference.

Use of Proceeds

The Company intends to use the net proceeds from the Euro Offering and the USD Offering (i) to repay at maturity the €500 million outstanding aggregate principal amount of its floating rate notes due 2024 and the €850 million outstanding aggregate principal amount of its 0.250% notes due 2024 and (ii) for general corporate purposes, which may include working capital, acquisitions and other business opportunities and repayment at maturity, redemption or retirement of indebtedness.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Euro Notes and the USD Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2024, between Stryker Corporation and Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Barclays Bank PLC, BNP Paribas and Merrill Lynch International, as representatives of the underwriters.

1.2	Underwriting Agreement, dated September 4, 2024, between Stryker Corporation and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters.

4.1	Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated January 15, 2010 (Commission File No. 000-09165)).

4.2	Twenty-Eighth Supplemental Indenture (including the form of the note), dated as of September 11, 2024, between Stryker Corporation and U.S. Bank Trust Company, National Association, as trustee.

4.3	Twenty-Ninth Supplemental Indenture (including the form of the note), dated as of September 11, 2024, between Stryker Corporation and U.S. Bank Trust Company, National Association, as trustee.

4.4	Thirtieth Supplemental Indenture (including the form of the note), dated as of September 11, 2024, between Stryker Corporation and U.S. Bank Trust Company, National Association, as trustee.

4.5	Thirty-First Supplemental Indenture (including the form of the note), dated as of September 11, 2024, between Stryker Corporation and U.S. Bank Trust Company, National Association, as trustee.

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the Euro Notes.

5.2	Opinion of Sullivan & Cromwell LLP regarding the validity of the USD Notes.

5.3	Opinion of Warner Norcross + Judd LLP regarding the validity of the Euro Notes.

5.4	Opinion of Warner Norcross + Judd LLP regarding the validity of the USD Notes.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.2).

23.3	Consent of Warner Norcross + Judd LLP (included as part of Exhibit 5.3).

23.4	Consent of Warner Norcross + Judd LLP (included as part of Exhibit 5.4).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stryker Corporation
(Registrant)

Dated: September 11, 2024	By:	/s/ Glenn S. Boehnlein
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer